EXHIBIT 23.3



                               ROBERT ROSSI & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS

                            299 MAIN STREET - STURGES
                             OLYPHANT, PA 18447-2319
                                 (570) 876-2300
                               FAX (570) 876-5153



                          INDEPENDENT AUDITOR'S CONSENT



     We have issued our report dated January 21, 1997, accompanying the consolidated statements of income, changes in stockholders' equity and cash flows of First National Community Bank and Subsidiary for the year ended December 31, 1996, which are included in the Registration Statement and prospectus. We consent to the inclusion of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

                                                         /s/ Robert Rossi & Co.
                                                         ----------------------
April 21, 1999                                           ROBERT ROSSI & CO.
Olyphant, Pennsylvania